GLOBE LIFE INC. REPORTS
First Quarter 2026 Results

McKinney, TX, April 22, 2026—Globe Life Inc. (NYSE: GL) reported today that for the quarter ended March 31, 2026, net income was $3.39 per diluted common share, compared with $3.01 per diluted common share for the year-ago quarter. Net operating income was $3.43 per diluted common share, compared with $3.07 per diluted common share for the year-ago quarter. The Company also increased full-year 2026 earnings guidance to a range of $15.40 to $15.90, an increase of $0.35 at the midpoint.

HIGHLIGHTS:

●	Net income as an ROE was 17.9% for the three months ended March 31, 2026. Book value per share was $77.03, an increase of 19% over the year-ago quarter.

●
Net operating income as an ROE excluding accumulated other comprehensive income (AOCI) was 14.0% for the three months ended March 31, 2026. Book value per share excluding AOCI was $98.56, an increase of 12% over the year-ago quarter.

●	Net income per share increased 13% and net operating income per share increased 12% over the year-ago quarter.

●	Life net sales grew at each division, resulting in a 6% increase in total life net sales over the year-ago quarter.

●	At the American Income Life Division, life underwriting margin increased 7%, life premium increased 5%, and life net sales increased 3% over the year-ago quarter.

●
At the Liberty National Division, life net sales increased 13% and life underwriting margin increased 11% over the year-ago quarter. Additionally, the average producing agent count increased 9% over the year-ago quarter.

●
At the Family Heritage Division, health net sales increased 22%, health underwriting margin increased 11%, and health premium increased 10% over the year-ago quarter. Additionally, the average producing agent count increased 10% over the year-ago quarter.

●	At the Direct to Consumer Division, life underwriting margin increased 15% and life net sales increased 8% over the year-ago quarter.

●
At the United American Division, health net sales increased from $28 million to approximately $62 million and health underwriting margin increased from approximately $2 million to $5 million over the year-ago quarter. Health premium increased 22% over the year-ago quarter.

●	1.4 million shares of Globe Life Inc. common stock were repurchased during the quarter at a total cost of $203 million.

Note: As used in the earnings release, "Globe Life," the "Company," "we," "our," and "us" refer to Globe Life Inc., a Delaware corporation incorporated in 1979, its subsidiaries and affiliates.

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Globe Life’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

The following table represents Globe Life's operating summary for the three months ended March 31, 2026 and 2025:

Operating Summary
	Per Share
	Three Months Ended March 31,			Three Months Ended March 31,
	2026	2025	% Chg.	2026	2025	% Chg.
Insurance underwriting income(2)	$4.42	$3.98	11	$352,405	$336,315	5
Excess investment income(2)	0.46	0.42	10	36,654	35,870	2
Interest on debt	(0.43)	(0.41)	5	(34,000)	(34,992)	(3)
Parent company expense	(0.04)	(0.04)		(3,533)	(3,050)
Income tax expense	(0.85)	(0.77)	10	(67,703)	(64,891)	4
Stock compensation benefit (expense), net of tax	(0.13)	(0.12)		(10,303)	(9,915)
Net operating income	3.43	3.07	12	273,520	259,337	5

Reconciling items, net of tax:
Realized gain (loss)	(0.01)	—		(1,167)	67
Non-operating expenses	—	—		(72)	—
Legal proceedings	(0.02)	(0.06)		(1,755)	(4,841)
Net income(3)	$3.39	$3.01		$270,526	$254,563

Weighted average diluted shares outstanding	79,741	84,480
(1)GAAP is defined as accounting principles generally accepted in the United States of America.
(2)Definitions included within this document.
(3)A GAAP-basis condensed consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding AOCI, and book value per share, excluding AOCI, are non-GAAP measures that are utilized by management to view the business without the effect of changes in AOCI, which are primarily attributable to fluctuation in interest rates. Management views the business in this manner because it creates more meaningful and easily identifiable trends, as we exclude fluctuations resulting from changes in interest rates. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	Three Months Ended March 31,
	2026	2025
Net income	$270,526	$254,563
Net operating income	273,520	259,337
Net income as an ROE(1)	17.9%	19.0%
Net operating income as an ROE (excluding AOCI)(1)	14.0%	14.1%

	March 31,
	2026	2025
Shareholders' equity	$6,084,596	$5,425,416
Impact of adjustment to exclude AOCI	1,700,791	1,970,873
Shareholders' equity, excluding AOCI	$7,785,387	$7,396,289

Book value per share	$77.03	$64.50
Impact of adjustment to exclude AOCI	21.53	23.42
Book value per share, excluding AOCI	$98.56	$87.92
(1) Calculated using average shareholders' equity for the measurement period.

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
INSURANCE OPERATIONS:

Life insurance accounted for 79% of the Company’s insurance underwriting margin for the quarter and 67% of total premium revenue.

Health insurance accounted for 21% of the Company's insurance underwriting margin for the quarter and 33% of total premium revenue.

Net sales of life insurance increased 6% for the quarter, and net health sales increased 58%.

The following table summarizes Globe Life's premium revenue by product type for the three months ended March 31, 2026 and 2025:

Insurance Premium Revenue
	Quarter Ended
	March 31, 2026	March 31, 2025	% Chg.
Life insurance	$853,205	$829,863	3
Health insurance	416,908	369,791	13
Total	$1,270,113	$1,199,654	6

INSURANCE UNDERWRITING INCOME

Insurance underwriting margin is management’s measure of profitability of the Company's life and health segments’ underwriting performance, and consists of premiums less policy obligations (excluding interest on policy liabilities), commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life and health segments, plus annuity and other income, less administrative expenses. It excludes the investment segment, interest on debt, Parent Company expense, stock compensation expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.

The following table summarizes Globe Life's insurance underwriting income by segment for the three months ended March 31, 2026 and 2025:

Insurance Underwriting Income
	Quarter Ended
	March 31, 2026	% of Premium	March 31, 2025	% of Premium	% Chg.
Insurance underwriting margins:
Life	$349,058	41	$337,264	41	3
Health	94,504	23	84,721	23	12
	443,562		421,985		5
Annuity and other income	3,129		1,879
Administrative expenses	(94,286)		(87,549)
Insurance underwriting income	$352,405		$336,315		5
Per share	$4.42		$3.98		11

The ratio of administrative expenses to premium was 7.4%, compared with 7.3% for the year-ago quarter.

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Our distribution channels consist of the following exclusive divisions: American Income Life Division (American Income), Liberty National Division (Liberty National), Family Heritage Division (Family Heritage), Direct to Consumer Division (Direct to Consumer); and an independent agency, United American Division (United American).

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at https://investors.globelifeinsurance.com at "Financial Reports and Other Financial Information."

Life Underwriting Margin
	Quarter Ended
	March 31,
	2026		2025
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income	$209,008	46	$196,169	45	7
Direct to Consumer	73,638	30	64,200	26	15
Liberty National	35,292	35	31,772	33	11
Other	31,120	62	45,123	90	(31)
Total	$349,058	41	$337,264	41	3

Life Premium
	Quarter Ended
	March 31,
	2026	2025	% Chg.
American Income	$459,200	$437,866	5
Direct to Consumer	244,223	245,600	(1)
Liberty National	99,885	96,182	4
Other	49,897	50,215	(1)
Total	$853,205	$829,863	3

Life Net Sales(1)
	Quarter Ended
	March 31,
	2026	2025	% Chg.
American Income	$101,337	$98,555	3
Direct to Consumer	27,188	25,175	8
Liberty National	25,358	22,469	13
Other	3,488	2,152	62
Total	$157,371	$148,351	6
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued is before cancellations, as cancellations do not contribute to premium income.

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	March 31,
	2026		2025
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American	$5,281	3	$1,617	1	227
Family Heritage	43,745	36	39,249	35	11
Liberty National	25,670	54	25,982	54	(1)
American Income	18,771	60	19,389	63	(3)
Direct to Consumer	1,037	5	(1,516)	(8)
Total	$94,504	23	$84,721	23	12

Health Premium
	Quarter Ended
	March 31,
	2026	2025	% Chg.
United American	$194,426	$159,848	22
Family Heritage	123,139	112,354	10
Liberty National	47,579	47,922	(1)
American Income	31,119	30,691	1
Direct to Consumer	20,645	18,976	9
Total	$416,908	$369,791	13

Health Net Sales(1)
	Quarter Ended
	March 31,
	2026	2025	% Chg.
United American	$61,534	$27,708	122
Family Heritage	32,713	26,816	22
Liberty National	6,968	7,198	(3)
American Income	4,317	4,870	(11)
Direct to Consumer	618	645	(4)
Total	$106,150	$67,237	58
(1)Net sales is calculated as annualized premium issued, net of cancellations in the first thirty days after issue, except in the case of Direct to Consumer, where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period (typically 1 month) has expired. Management considers net sales to be a better indicator of the rate of premium growth than annualized premium issued since annualized premium issued is before cancellations, as cancellations do not contribute to premium income.

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)
	Quarter Ended			Quarter Ended
	March 31,			December 31,
	2026	2025	% Chg.	2025
American Income	11,064	11,510	(4)	11,699
Liberty National	4,031	3,688	9	3,965
Family Heritage	1,561	1,417	10	1,640
(1) The quarterly average producing agent count is based on the actual count at the beginning and end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less the required interest attributable to policy liabilities. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, since it takes into consideration our stock repurchase program.

The following table summarizes Globe Life's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	March 31,
	2026	2025	% Chg.
Net investment income	$289,824	$280,614	3
Interest on policy liabilities(1)	(253,170)	(244,744)	3
Excess investment income	$36,654	$35,870	2
Per share	$0.46	$0.42	10
(1)Interest on policy liabilities, at original discount rates, is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 3% and average invested assets increased approximately 2%. Required interest on policy liabilities increased 3% and average policy liabilities increased 4%.

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
The composition of the investment portfolio at book value at March 31, 2026 is as follows:

Investment Portfolio
	As of
	March 31, 2026
	Amount	% of Total
Fixed maturities at fair value(1)	$17,579,376	86
Mortgage loans	461,025	2
Policy loans	749,108	4
Other long-term investments(2)	1,435,099	7
Short-term investments	183,790	1
Total	$20,408,398
(1)    As of March 31, 2026, fixed maturities at amortized cost were $19.1 billion, net of $3.3 million of allowance for credit losses.
(2)    Includes $1.07 billion of investments accounted for under the fair value option which have a cost of $1.06 billion as of March 31, 2026.

Fixed maturities at amortized cost, net of allowance for credit losses, by asset class as of March 31, 2026 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	March 31, 2026
	Investment Grade	Below Investment Grade	Total Amortized Cost, net
Corporate bonds	$14,672,909	$472,686	$15,145,595
Municipals	3,401,697	1,960	3,403,657
Government, agencies, and GSEs(1)	465,510	—	465,510
Other asset-backed securities	79,381	35,945	115,326
Total	$18,619,497	$510,591	$19,130,088
(1) Government-Sponsored Enterprises

Below are fixed maturities available for sale by amortized cost, allowance for credit losses, and fair value at March 31, 2026 and the corresponding amounts of net unrealized gains and losses recognized in accumulated other comprehensive income (loss).

As of	Amortized Cost	Allowance for Credit Losses	Net Unrealized Gains (Losses)	Fair Value
March 31, 2026	$19,133,385	$(3,297)	$(1,550,712)	$17,579,376

At amortized cost, net of allowance for credit losses, and at fair value, 97% of fixed maturities were rated “investment grade.” The fixed maturity portfolio earned an annual taxable equivalent effective yield of 5.32% during the first quarter of 2026, compared with 5.25% in the year-ago quarter.

Globe Life is not a party to any credit default swaps and does not participate in securities lending.

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
Comparable information for acquisitions of fixed maturity and other investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	March 31,
	2026	2025
Amount	$418,753	$244,845
Average annual effective yield	6.2%	6.4%
Average rating	A	A-
Average life (in years) to:
Next call	40.3	40.7
Maturity	42.1	43.1

Other Investment Acquisitions
	Quarter Ended
	March 31,
	2026	2025
Limited partnerships	$11,453	$15,831
Mortgage loans	58,519	35,621
Common stock	1,574	502
Company owned life insurance	75,000	—
Total	$146,546	$51,954

SHARE REPURCHASE:

During the quarter, the Company repurchased 1.4 million shares of Globe Life Inc. common stock at a total cost of $203 million and an average share price of $141.24.

LIQUIDITY/CAPITAL:

Globe Life's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. These cash flows are not impacted by volatile equity markets. Liquidity at the Parent Company is sufficient to meet additional capital needs of the insurance companies.

NON-GAAP MEASURES:

In this news release, Globe Life includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information, including various GAAP and non-GAAP measurements, is located at https://investors.globelifeinsurance.com on the Investors page under “Financial Reports and Other Financial Information."

GL Q1 2026 Earnings Release

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, which may be national in scope, related to the insurance industry generally, or applicable to the Company specifically. Such events or developments could include, but are not necessarily limited to:

1) Economic and other conditions, including the impact of inflation, immigration, geopolitical events, escalating tariff and non-tariff trade measures imposed by the U.S. and other countries, and other governmental actions on the U.S. economy and/or U.S. consumer confidence, leading to unexpected changes in lapse rates and/or sales of our policies, as well as levels of mortality, morbidity, and utilization of health care services that differ from Globe Life's assumptions;
2) Regulatory developments, including changes in accounting standards or governmental regulations (particularly those impacting taxes and changes to the Federal Medicare program that would affect Medicare Supplement);
3) Market trends in the senior-aged health care industry that provide alternatives to traditional Medicare (such as Health Maintenance Organizations and other managed care or private plans) and that could affect the sales of traditional Medicare Supplement insurance;
4) Interest rate changes that affect product sales, financing costs, and/or investment yields;
5) General economic, industry sector or individual debt issuers’ financial conditions (including developments and volatility arising from geopolitical events, particularly in certain industries that may compromise part of our investment portfolio) that may affect the current market value of securities we own, or that may impair an issuer’s ability to make principal and/or interest payments due on those securities;
6) Changes in the competitiveness of the Company's products and pricing;
7) Litigation results;
8) Levels of administrative and operational efficiencies that differ from our assumptions (including any reduction in efficiencies resulting from increased costs arising from the impact of higher than anticipated inflation);
9) The ability to obtain timely and appropriate premium rate increases for health insurance policies from our regulators;
10) The ability of our subsidiaries to pay dividends to the Parent Company and to receive required regulatory approvals on such amounts;
11) The customer response to new products and marketing initiatives;
12) Reported amounts in the consolidated financial statements which are based on management estimates and judgments which may differ from the actual amounts ultimately realized;
13) Compromise by a malicious actor or other event that causes a loss of secure data from, or inaccessibility to, our computer and other information technology systems;
14) The Company's ability to attract and retain agents;
15) The severity, magnitude, and impact of natural or man-made catastrophic events, including but not limited to pandemics, tornadoes, hurricanes, earthquakes, war and terrorism, on our operations and personnel, commercial activity and demand for our products; and
16) Globe Life’s ability to access the commercial paper and debt markets, particularly if such markets become unpredictable or unstable for a certain period.

Readers are also directed to consider other risks and uncertainties described in other documents on file with the Securities and Exchange Commission, including those described in the "Risk Factors" section of our most recent Annual Report on Form 10-K. Globe Life specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

GL Q1 2026 Earnings Release

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Globe Life will provide a live audio webcast of its first quarter 2026 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, April 23, 2026. Access to the live webcast and replay will be available at https://investors.globelifeinsurance.com on the Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Globe Life website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President - Chief Strategy Officer
Globe Life Inc.
7677 Henneman Way
P.O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: investors@globe.life
Website: https://investors.globelifeinsurance.com

GL Q1 2026 Earnings Release

GLOBE LIFE INC.
Earnings Release—Q1 2026
(Dollar amounts in thousands, except share and per share data)
(Unaudited)
APPENDIX

GLOBE LIFE INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2026	2025
Revenue:
Life premium	$853,205	$829,863
Health premium	416,908	369,791
Total premium	1,270,113	1,199,654
Net investment income	289,824	280,614
Realized gains (losses)	(1,478)	85
Other income	1,160	69
Total revenue	1,559,619	1,480,422

Benefits and expenses:
Life policyholder benefits(1)	518,850	509,756
Health policyholder benefits(2)	263,734	233,929
Other policyholder benefits	7,000	7,080
Total policyholder benefits	789,584	750,765
Amortization of deferred acquisition costs	118,282	105,515
Commissions, premium taxes, and non-deferred acquisition costs	169,886	164,323
Other operating expense	113,735	108,746
Interest expense	34,000	34,992
Total benefits and expenses	1,225,487	1,164,341

Income before income taxes	334,132	316,081
Income tax benefit (expense)	(63,606)	(61,518)
Net income	$270,526	$254,563

Basic net income per common share	$3.45	$3.05

Diluted net income per common share	$3.39	$3.01
(1) Net of total remeasurement gain of $18.9 million for the three months ended March 31, 2026, and a total remeasurement gain of $8.5 million for the same period in 2025.
(2)Net of a total remeasurement gain of $6.0 million for the three months ended March 31, 2026, and a total remeasurement gain of $0.4 million for the same period in 2025.

GL Q1 2026 Earnings Release